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                                                                    Exhibit 23.2
                                                                    ------------


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-00000) and related Prospectus of OMNOVA Solutions Inc. for the registration of 1,100,000 shares of its common stock and to the incorporation by reference therein of our report dated April 14, 1999, with respect to the combined balance sheets of OMNOVA Solutions Inc. (the Performance Chemicals and Decorative & Building Products businesses of GenCorp Inc.) as of November 30, 1998 and 1997 and the related statements of combined income, divisional equity and cash flows for each of the three years in the period ended November 30, 1998 included in its Registration Statement on Form 10/A (Amendment 3), filed with the Securities and Exchange Commission.




                              /s/Ernst & Young LLP
Akron, Ohio
October 7, 1999